Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Symmetry Holdings Inc.

We consent to the reference to our firm under the caption “Experts“ in this Amendment No. 1 Registration Statement on Form S-1/A and to the incorporation of our report dated June 23, 2006, on our audit of the financial statements of Symmetry Holdings Inc. for the period from April 26, 2006 (date of inception) through June 15, 2006.

/s/ Miller, Ellin and Company, LLP __________________________ Miller, Ellin and Company, LLP

New York, New York
August 4, 2006